                                                                    EXHIBIT 4.7


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, PLEDGE OR OTHER TRANSFER AS SUPPORTED BY SUCH CERTIFICATIONS, OPINIONS AND OTHER DOCUMENTATION, IF ANY, REASONABLY REQUESTED AND ACCEPTABLE TO THE CORPORATION.


                      WARRANT TO PURCHASE COMMON STOCK OF
                            HQ GLOBAL HOLDINGS, INC.
               (VOID AFTER THE EXPIRATION DATE SET FORTH HEREIN)


                                                                             B-

         This certifies that            or its permitted assigns (the "Holder"),
for value received, is entitled to purchase from HQ GLOBAL HOLDINGS, INC., a
Delaware corporation (the "Company"),              fully paid and nonassessable
shares of the Company's voting common stock, par value $.01 per share (the "Common Stock"), subject to adjustment from time to time in accordance with
Section 4 hereof, for cash at a price of $.01 per share (as may be adjusted from time to time in accordance with Section 4 hereof, the "Stock Purchase Price") at any time or from time to time, subject to Section 1 hereof, up to and including 5:00 p.m. (New York City time) on May 31, 2010 (the "Expiration Date"). The Holder may purchase the shares of Common Stock pursuant hereto upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of (i) this Warrant properly endorsed with the Form of Subscription attached hereto as Exhibit A, (ii) unless this Warrant has been registered for resale or unless the shares of Common Stock to be received upon exercise of the Warrants have been registered for sale under the Securities Act, the Form of Investment Representation attached hereto as Exhibit B duly completed and executed and (iii) cash or check of the aggregate Stock Purchase Price for the number of shares of Common Stock for which this Warrant is being exercised.

         This Warrant is subject to the following terms and conditions:

         1. EXERCISE. Subject to the conditions set forth herein, this Warrant is exercisable at any time on or after March 1, 2002 and prior to the Expiration Date with respect to all or any part of the shares of Common Stock set forth in the first paragraph of this Warrant; provided, that this Warrant shall not be exercisable with respect to any such shares of Common Stock if a Qualified Initial Public Offering (as defined in the Certificate of Designations establishing and fixing the rights and preferences of the Company's Series A Convertible Preferred Stock) shall have been consummated prior to March 1, 2002. Any unexercised portion of this Warrant shall terminate on the Expiration Date. The Company agrees that the shares of Common Stock purchased under this Warrant shall be, and are deemed to be, issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which (a) this Warrant shall have been surrendered, properly endorsed, (b) the completed, executed Form of Subscription and Form of Investment Representation, if applicable, shall have been delivered and (c) full payment of the Stock Purchase Price in respect of such exercise shall have been made in cash or check for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense promptly after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares of Common Stock which may be purchased under this Warrant, the Company shall cancel this Warrant and promptly execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares of Common Stock purchasable under the Warrant surrendered upon such purchase to the Holder hereof. Each certificate for shares of Common Stock so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

         2. WARRANT AGENCY; TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS.

                  2.1 WARRANT AGENCY. If the registered holders of Warrants to purchase a majority of the shares of Common Stock issuable upon exercise of the Warrants shall request appointment of an independent warrant agency with respect to the Warrants, the Company shall promptly appoint and thereafter maintain, at its own expense, an agency in New York, New York, which agency may be the Company's then existing transfer agent (the "Warrant Agency"), for certain purposes specified herein, and shall give prompt notice of such appointment (and appointment of any successor Warrant Agency) to all registered holders of Warrants. Until an independent Warrant Agency is so appointed, the Company shall perform the obligations of the Warrant Agency provided herein at its address at 15950 N. Dallas Parkway, Suite 400, Dallas, Texas 75248, or such other address as the Company shall specify by notice to the registered holders of the Warrants (the "Company Office").

                  2.2 OWNERSHIP OF WARRANT. The Company may deem and treat the Holder as the record owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Warrant Agency) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this
Section 2.

                  2.3 TRANSFER OF WARRANT. The Company agrees to maintain at the Warrant Agency (or, if the Warrant Agency has not been appointed, at the Company Office) books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency (or, if applicable, the Company Office), together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original holder of this Warrant or another institutional investor) signatures guaranteed by a bank or trust company or a broker or dealer registered with the National Association of Securities Dealers, Inc., and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be cancelled. The Warrant Agency (or, if the Warrant Agency has not been appointed, the Company) shall not be required to register any transfers if the Holder fails to furnish to the Company, after a request therefor, an opinion of counsel reasonably satisfactory to the Company that such transfer is covered by an effective registration statement under the Securities Act and qualified under all applicable state securities laws or is exempt from the registration requirements of the Securities Act and applicable state securities laws. This Section 2.3 is subject to the provisions of Section 9 hereof.

                  2.4 DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency (or, if applicable, at the Company Office), together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the Holder hereof and the registered holders thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 hereof as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  2.5 LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (provided that, if the Holder is the original Holder or an institutional investor, its own written agreement of indemnity shall be deemed satisfactory), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

                  2.6 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes in connection with the issuance of any certificates of any shares of Common Stock in any name other than that of the Holder) and other charges payable in connection with the preparation, issuance and delivery of this Warrant and shares of Common Stock purchasable upon exercise of this Warrant.

         3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder. The Company further covenants and agrees that, during the period within which the rights evidenced by this Warrant may be exercised, the Company will at all times during such period have authorized and reserved, for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights evidenced by this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all or any portion of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise except as otherwise provided by that certain Registration Rights Agreement, of even date herewith, between the Company and the registered holders of the Warrants.

         4. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment in accordance with this Section 4 and from time to time upon the occurrence of certain events described in this Section 4.

                  4.1 COMMON STOCK DIVIDENDS; SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time pay a dividend of shares of Common Stock on all of its outstanding shares of Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such dividend or subdivision by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such dividend or subdivision and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such dividend or subdivision.

                  4.2 CASH DISTRIBUTIONS. If the Company shall distribute a dividend in cash or evidences of indebtedness to the holders of all of its Common Stock, the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such dividend by a fraction, the numerator of which is the number of shares of Common Stock outstanding at the time of the payment of such dividend plus the number of shares of Common Stock which the aggregate dividend payment by the Company would purchase at the then current market value per share of Common Stock and the denominator of which is the number of shares of Common Stock outstanding at the time of such dividend.

                  4.3 DISTRIBUTIONS OF OPTIONS OR CONVERTIBLE SECURITIES. In case the Company shall distribute rights, options or warrants (any such rights, options or warrants are referred to herein as "Options") or any stock or securities convertible into or exercisable or exchangeable for Common Stock (other than a dividend subject to Section 4.1 above or any warrants issued to holders of the Corporation's high yield, mezzanine or bridge debt in accordance with Section 5.1 of the agreement by and among FrontLine Capital Group, a Delaware corporation, HQ Global Holdings, Inc., a Delaware corporation and the Holders of the Series A Cumulative Preferred Stock of HQ Global Holdings, Inc. (the "Stockholders Agreement") (any such stock or securities are referred to herein as "Convertible Securities") to the holders of all of its Common Stock entitling them to subscribe for, purchase, convert into or exchange for shares of Common Stock at a price per share less than the current market price per share of Common Stock as of the record date for such distribution, the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the distribution of such Options or Convertible Securities by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the date of the issuance of such options plus the number of additional shares of Common Stock issuable upon exercise of such Options or conversion of Convertible Securities and the denominator of which is the number of shares of Common Stock outstanding on the date of issuance of such Options or conversion of Convertible Securities plus the number of shares of Common Stock which the aggregate consideration to be received by the Company in connection with such issuance or conversion would purchase at the then current market value per share of Common Stock. Options or Convertible Securities distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for, purchase, convert into or exchange for shares of Common Stock, which Options or Convertible Securities (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section
4.3 not be deemed distributed until the occurrence of the earliest Trigger Event. An adjustment made pursuant to this Section 4.3 shall be effective immediately after such record date.

                  4.4 SALE OF COMMON STOCK AT LESS THAN CURRENT MARKET PRICE. In case the Company shall sell shares of its Common Stock at a price per share less than the current market price per share of Common Stock (other than shares of Common Stock issued (i) pursuant to the stock option plan adopted by the Company in accordance with its certificate of incorporation, as amended, (ii) upon exercise of any warrants to purchase Common Stock of the Company, including any warrants issued in connection with the acquisition of another company to holders of the Corporation's high yield, mezzanine or bridge debt in accordance with Section 5.1 of the Stockholders Agreement, or (iii) upon conversion of the Company's Series A Convertible Cumulative Preferred Stock), immediately prior to such sale, the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the issuance of such shares of Common Stock by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after the issuance of such shares of Common Stock and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration to be received by the Company in connection with such issuance would purchase at the then current market value per share of Common Stock.

                  4.5 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets, shall be effected (an "Organic Change"), and in connection with such Organic Change the Common Stock of the Company shall be converted into common stock of another entity, then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of common stock or other securities or property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock which the Holder would have received immediately following such Organic Change had such Holder purchased and received shares of Common Stock of the Company upon full exercise of the then remaining portion of this Warrant immediately prior to the effective date of such Organic Change. In the event of any such Organic Change, the Company shall make appropriate provision with respect to the rights and interests of the Holder of this Warrant that the provisions hereof shall thereafter be applicable to any shares of common stock or other securities or property thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the registered holders of a majority of the Warrants of like tenor to purchase Common Stock then outstanding, executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of common stock or other securities or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

                  In the event that at any time, as a result of an adjustment made pursuant to Section 4, the Holder of this Warrant becomes entitled to receive any shares of capital stock other than Common Stock of the Company, the number and kind of such other shares so receivable shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning the Common Stock contained in
Section 4 and the provisions of this Section 4 shall apply on like terms to any such other shares.

                  4.6 CERTAIN OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Stock Purchase Price or decreasing the number of shares of Common Stock purchasable upon exercise of this Warrant, or otherwise adversely affect the Holder of this Warrant. In the event that, after giving effect to all adjustments to the number of shares of Common Stock which may be purchased upon exercise of this Warrant pursuant to Section 4 hereof, this Warrant (or any portion hereof) shall entitle the Holder hereof to acquire a number of shares of Common Stock equal to at least the product of (a) 2.5 multiplied by
(b) the number of shares of Common Stock which may be purchased on the date hereof by the Holder hereof pursuant to the terms of this Warrant (or such portion hereof), the Company will take such action and make such amendments to the terms of this Warrant (including amendments to the Stock Purchase Price) as shall be acceptable to such Holder to put such Holder in the same economic position as it would have been in the absence of such events and to protect such purchase rights.

                  4.7 NOTICES OF CHANGE.

                  (a) Immediately upon any adjustment in the Stock Purchase Price and the number of shares of Common Stock purchasable upon exercise of this Warrant, the

         Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (b) The Company shall also give written notice to the Holder at least 10 business days prior to the date on which an Organic Change contemplated in Section 4.5 shall take place; provided, however, that in the case of a transaction which requires notice be given to the holders of Common Stock of the Company, the Company shall give written notice to the Holder as given to the holders of Common Stock of the Company.

                  4.8 MISCELLANEOUS. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share of Common Stock, a sum in cash equal to such fraction multiplied by the current market price per share of Common Stock.

                  For the purpose of any computation under this Section 4, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily closing prices as reported on the principal national securities exchange on which the Company's Common Stock is then listed for the five consecutive trading days ending on the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if the Company's Common Stock is not listed on a national securities exchange, the current market price per share of Common Stock will be determined by an independent "bulge bracket" investment banking firm selected by the Company's Board of Directors, whose determination shall be conclusive. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades (regular way) in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                  No adjustment to the Stock Purchase Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 4.8) would require an increase or decrease of at least one percent in such Stock Purchase Price; provided, however, that any adjustments which by reason of this Section 4.8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         5. ANTITRUST NOTIFICATION. The Company and the Holder hereof shall, as promptly as practicable, but in no event later than 45 days immediately preceding the date on which the Holder, by written notice delivered to the Company, designates as the proposed date of exercise of this Warrant or any portion hereof, file (a) with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") the notification and report form, if any, required in connection with the purchase and receipt by such Holder of Common Stock of the Company upon exercise of this Warrant and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") and (b) any report or document required to be filed with any other Governmental Entity resulting from such proposed purchase and receipt of Common Stock of the Company. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. The Holder hereof shall furnish to the Company, and the Company shall furnish to such Holder, such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing or submission which is necessary under the HSR Act and any such other requirement. The Company shall keep such Holder informed, and such Holder shall keep the Company informed, of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ in respect of the proposed purchase and receipt by such Holder of Common Stock of the Company upon exercise of this Warrant and shall comply promptly with any such inquiry or request.

         For purposes of this Section 5, "Governmental Entity" shall mean any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities or commodities exchange or other regulatory or self-regulatory body or association.

         6. ISSUE TAX AND EXPENSES. The issuance of certificates for shares of Common Stock upon the exercise of any portion of this Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes, including any taxes withheld by the Company in respect thereof, payable by the Holder) or other expenses in respect thereof; provided, however, that the Company shall not be required to pay any tax or other expenses which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         7. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of any portion of this Warrant.

         8. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares of Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock pursuant to this Warrant, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

         9. TRANSFER. Neither this Warrant nor the shares of Common Stock issued upon exercise of this Warrant may be sold, pledged or otherwise transferred in the absence of an effective registration statement with respect thereto under the Securities Act or an exemption from registration for such sale, pledge or other transfer as supported by such certifications, opinions and other documentation, if any, reasonably requested and acceptable to the Company.

         10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, the Holder of this Warrant and the holder of shares of Common Stock issued upon exercise of this Warrant referred to in Section 9 shall survive the exercise of this Warrant.

         11. MODIFICATION. The Company may from time to time amend this Warrant in order to cure any ambiguity or to cure, correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which shall not in any way adversely affect the interests of the Holder. The Company may amend the Warrants with the consent of registered holders of Warrants to purchase at least 62.5% of the outstanding shares of Common Stock issuable upon exercise of the Warrants. However, the consent of each registered holder of a Warrant shall be required for any amendment pursuant to which (a) the Stock Purchase Price would be increased,
(b) the number of shares of Common Stock issuable upon exercise of Warrants would be decreased, (c) the Expiration Date would be accelerated, (d) the rights of any registered holder would be materially and adversely affected or
(e) the percentage of the consent of registered holders of Warrants required for amendments would be reduced.

         12. SUBSEQUENT WARRANTS. In the event the Company issues warrants or options to purchase equity securities of the Company in connection with obtaining any debt financing for purposes of financing the merger of VANTAS Incorporated into HQ Global Workplaces, Inc. and related matters, either as an initial bridge loan or initial permanent financing (including such financing used to repay the bridge loan), and such warrants or options contain any term (the "Preferable Term") that is, or may reasonably be deemed to be, more favorable to the recipient than the corresponding or similar term of this Warrant (the "Present Term"), the Present Term of this Warrant shall be, at the option of the Holder hereof, automatically amended such that the Preferable Term replaces the Present Term, and the Company shall execute and deliver to the Holder, upon request, an amended and restated warrant to reflect such amendment. The Company shall promptly provide to the Holder a copy of any option or warrant issued in connection with obtaining such financing.

         13. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to the Holder at the Holder's address as shown on the books of the Company or to the Company at 15950 N. Dallas Parkway, Suite 400, Dallas, Texas 75248, Attention: General Counsel, or such other address as either party may from time to time provide to the other party.

         14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company shall inure to the benefit of the permitted successors and assigns of the Holder hereof.

         15. DESCRIPTIVE HEADINGS. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         16. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of law.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer thereunto duly authorized.



Dated:  May 31, 2000                   HQ GLOBAL HOLDINGS, INC.



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT A

                               SUBSCRIPTION FORM



                                       Date:  ____________, _____




HQ GLOBAL HOLDINGS, INC.
15950 N. Dallas Parkway
Suite 400
Dallas, Texas 75248
Attn:  General Counsel


Ladies and Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by HQ GLOBAL HOLDINGS, INC. (the "Company") and dated ___________________ Warrant No. B-__ (the "Warrant") and to purchase thereunder ___________ shares of the Common Stock, par value $0.01 per share, of the Company (the "Shares") at a purchase price of $___ per Share or an aggregate purchase price of ______________________ Dollars ($__________) (the "Purchase Price").

Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price in full in cash or other same-day funds.

                                       Very truly yours,



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT B

                           INVESTMENT REPRESENTATION



                                              Date:  ____________, ____



HQ GLOBAL HOLDINGS, INC.
15950 N. Dallas Parkway
Suite 400
Dallas, Texas 75248
Attn:  General Counsel

Ladies and Gentlemen:

The undersigned, ________________ ("Purchaser"), intends to purchase ______ shares of the common stock, $0.01 par value per share (the "Common Stock"), of HQ GLOBAL HOLDINGS, INC. (the "Company") from the Company pursuant to the exercise of the Warrant(s) to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

(1) The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act;

(2) The Purchaser is acquiring the Common Stock for its own account for investment and not with a view to the distribution thereof;

(3) The Purchaser will not make any sale, pledge or other transfer of the Common Stock in violation of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities laws, and, accordingly, will comply with the provisions set forth in Section 9 of the Warrant;

(4) The Purchaser has been advised that the Common Stock has not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemption is predicated, in part, on the Purchaser's representations set forth in this letter;

(5) The Purchaser has received the opportunity to ask questions, and has obtained the related answers, regarding the business, financial condition and results of operations of the Company and HQ Global Workplaces, Inc. and the terms and conditions of the Common

         Stock, and the Purchaser has received all of the information from the Company that it has requested;

(6) The Purchaser has been informed that under the Securities Act the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration is available with respect to any proposed sale, pledge or other transfer by the Purchaser of the Common Stock;

(7) The Company may refuse to permit Purchaser to sell, pledge or otherwise transfer the Common Stock (except as permitted under Rule
         144) in the absence of an effective registration statement with respect thereto under the Securities Act or an exemption from such registration for such sale, pledge or other transfer as supported by such certifications, opinions and other documentation, if any, reasonably requested and acceptable to the Corporation.

(8) There will be placed on the certificate(s) for the Common Stock or any substitutions therefor a legend stating in substance:

         "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold, pledged or otherwise transferred in the absence of an effective registration statement with respect thereto under the Securities Act or an exemption from registration for such sale, pledge or other transfer as supported by such certifications, opinions and other documentation, if any, reasonably requested and acceptable to the Corporation."

The Purchaser confirms that it has carefully read this letter and has discussed its requirements and other applicable limitations upon the Purchaser's resale of the Common Stock with the Purchaser's counsel.

                                           Very truly yours,



                                           By:
                                              --------------------------------
                                              Name:
                                              Title: